EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-469-2768

Brady Corporation to Acquire Honeywell’s Productivity Solutions and Services Business, Expanding Portfolio with Data Capture and Workflow Solutions

•Adds Scaled, Integrated Productivity Solutions Platform with Strong Positions Across Key Verticals
•Expands Total Addressable Market and Opens Enterprise Customer Channel
•Immediately Double-Digit Accretive to Adjusted Diluted EPS*
•Conference Call at 8:30 a.m. Eastern Time to Discuss Transaction

MILWAUKEE (April 20, 2026) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today announced that the Company has entered into a definitive agreement with Honeywell (Nasdaq: HON) to acquire Honeywell’s Productivity Solutions and Services (“PSS”) business, a provider of mobile computers, barcode scanners and printing solutions, in an all-cash transaction for $1.4 billion, representing a transaction value of approximately 8x EBITDA for the twelve months ended December 31, 2025.

PSS offers a comprehensive suite of hardware, software and service offerings that enable high-volume, automated data collection and tracking, with strong positions in mobile computers, barcode scanners, printing solutions and voice guidance. PSS supports large enterprise customers across a diverse set of industries, including high-growth logistics, manufacturing, warehousing and retail verticals. The PSS business is based in Fort Mill, South Carolina and operates globally with approximately 3,000 employees across North America, Europe, Latin America and Asia. PSS generated sales of approximately $1.1 billion in 2025.

“The acquisition of Honeywell’s PSS business will significantly expand our portfolio into leading-edge mobility and scanning solutions, which are trusted by the largest transportation, warehousing and logistics companies in the world,” said Brady’s President and Chief Executive Officer, Russell R. Shaller. “The combination of Brady and PSS will create a more comprehensive solutions offering for a broad set of customers, bringing together Brady’s high-performance printing, software, scanning and specialty adhesive materials with PSS’s full suite of mobility, scanning and software. Our highly complementary portfolios will immediately expand our reach to include PSS’s enterprise customers, while providing all of our customers with a comprehensive solutions offering. In a world where data capture and tracking are increasingly essential to drive efficiency, adding PSS to our portfolio will ensure we are a partner of choice for customers of all sizes throughout a broad set of industries.”

Mr. Shaller continued, “Over the last several years, our focus on the consistent execution of our strategic priorities resulted in consistent organic sales growth, margin expansion and company-record EPS. The addition of PSS’s product portfolio will enhance our earnings power and expand our global business into new market opportunities. PSS has an impressive global team possessing deep expertise in high-volume, mission-critical operations, and we are excited to welcome them to Brady.”

Transaction Rationale

•Complementary product portfolio adds scale and extends Brady into adjacent workflows: PSS has strong positions in mobile computing, barcode scanning, RFID and workflow software, complementing Brady’s leading position in its printer and specialty adhesive materials portfolios. PSS facilitates Brady’s exposure to a large installed base of enterprise customers, complementing Brady’s presence in product identification and safety solutions for small and medium-sized businesses in industrial end markets. Offering an expanded customer set a portfolio of end-to-end solutions also provides opportunities for commercial collaboration.

•Expanded addressable market across technology-enabled data capture and workflow solutions markets: The transaction provides access to the $9 billion productivity solutions market, better positioning Brady to benefit from secular tailwinds across automation, digitization, and asset tracking as global companies continue to seek automation and efficiency opportunities. Among other applications and industries, shifts in the retail environment trend toward multi-functional devices to serve increasing demand, and increased parcel volumes are expected to drive long-term demand in warehousing and delivery applications.

•Software and service revenue opportunity: PSS’s high-margin software and service offerings provide an opportunity to increase recurring revenue, improve long-term margin profile and strengthen customer relationships.

•Immediately accretive to Adjusted Diluted Earnings per Share* with strong cash generation to support deleveraging: PSS is expected to be double-digit accretive to Adjusted Diluted Earnings Per Share* within the first year following the close of the transaction. Brady expects to achieve a minimum of $25 million in annual run-rate cost synergies within three years of closing through improved operational efficiency. Incremental revenue synergies will be captured over the same period as Brady focuses on cross-selling opportunities. After accounting for transaction financing, Brady expects net debt-to-EBITDA* of approximately 2.5x, deleveraging to below 2.0x within two years following close. Brady is committed to maintaining a strong balance sheet to support its disciplined and consistent capital allocation strategy.

Transaction Details, Timing and Approvals

Brady expects to fund the transaction with cash on hand and new debt financing. The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in the second half of calendar year 2026, subject to regulatory approvals and customary closing conditions.

Conference Call Information

A conference call to discuss the announced transaction will be held at 8:30 a.m. ET today, April 20, 2026, hosted by Brady’s President and Chief Executive Officer, Russell R. Shaller, and Chief Financial Officer, Ann Thornton. The

conference call will be webcast live on the Company’s website here. Transaction presentation materials are available on Brady’s website at www.bradyid.com/corporate/investors.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor, Foley & Lardner LLP is serving as legal counsel and Collected Strategies is serving as strategic communications advisor to Brady.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2025, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2025 sales were approximately $1.51 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

* Adjusted Diluted EPS and the ratio of net debt to EBITDA are non-GAAP measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information to understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses these non-GAAP measures to help us evaluate our business and forecast our future results. This additional information is not meant to be considered in isolation or as a substitute for results of operations prepared and presented in accordance with GAAP. For forward-looking non-GAAP measures as used in this press release, we do not attempt to provide a reconciliation to the equivalent GAAP measures as certain elements of these measures are dependent on future events and therefore cannot be precisely calculated without unreasonable effort or expense. The significance of these elements are indeterminable at this time. Forward-looking non-GAAP measures are estimated in a manner consistent with our historical practice.

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In this release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, statements about the proposed transaction by the Company to acquire the PSS business, the benefits and synergies of the proposed transaction, future opportunities for the Company and the combined company, and any other statements regarding the Company’s, the PSS business’, and the combined company’s future operations and future financial position, anticipated economic activity, business strategies, targets, future earnings, anticipated growth, market opportunities, debt levels and cash flows, competition and other expectations and estimates for future periods including plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For the Company, uncertainties arise from: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement to acquire the PSS business; the expected timing and likelihood of completion of the transaction to acquire the PSS business, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the risk that the transaction and its announcement could have an adverse effect on the ability of the Company and the PSS business to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; failure of the Company to achieve the transaction synergies identified in this release on the timeline indicated or at all; increased cost of materials, labor, material shortages and supply chain disruptions, including as a result of tariffs or other impacts of the global trade environment; decreased demand for the Company’s products; the Company’s ability to compete effectively or to successfully execute our strategy; the Company’s ability to develop technologically advanced products that meet customer demands; the Company’s ability to identify, integrate and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting the Company’s websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; litigation, including product liability claims; global climate change and environmental regulations; foreign currency fluctuations; changes in tax legislation and tax rates; potential write-offs of goodwill and other intangible assets; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in the Company’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of the Company’s Form 10-K for the year ended July 31, 2025.

These uncertainties may cause the Company’s actual future results to be materially different than those expressed in its forward-looking statements. The Company does not undertake to update its forward-looking statements except as required by law.